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EXHIBIT 10.3
                        ASSIGNMENT AGREEMENT

     This Assignment Agreement is dated this 3rd day of November, 1999.


BY AND BETWEEN:

     CYCLONE FINANCING GROUP INC., a Canadian corporation with a business address located at 240 - 11948 207th Street, Maple Ridge, British Columbia V2X 1X7

(herein called "Cyclone")          OF THE FIRST PART

AND:

     PHOENIX RESOURCES TECHNOLOGIES INC., a U.S. public company with a business address located at 15945 Quality Trail N., Scandia, MN. 55073, USA

(herein called "Phoenix")          OF THE SECOND PART

WHEREAS:

     Cyclone has entered into an agreement with John Carter and Theodore Strout (herein referred to as "HHPN Option Agreement" a copy of which is enclosed) to purchase up to 100% of their company, HHPN Development Corporation.

NOW THEREFORE WITNESSETH,

     THAT in consideration of the sum of $10.00 (ten dollars) and the premises and the covenants, agreements, representations, warranties and payments herein contained, the parties hereto covenant and agree as follows:

     Cyclone hereby transfers and assigns to Phoenix all of its rights, benefits, obligations, duties and responsibilities, as outlined in the HHPN Option Agreement.

     This Assignment Agreement constitutes the entire agreement between the parties and there are no representations or warranties, expressed or implied, statutory or otherwise other than as expressly set forth or referred to herein.

     This Assignment Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     This Assignment Agreement may be executed in several parts in the same form and such parts as so executed shall together form one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Assignment Agreement.

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     The parties acknowledge that the HHPN Option Agreement being assigned was acquired solely at Ben Traub's expense. Ben Traub, as an Officer of both Cyclone and Phoenix, has been induced to transfer the HHPN Option Agreement to Phoenix, at no charge, with the expectation that it will increase the future value of his ownership in Phoenix. That future value is subject to many variables including potential litigation and claims by former associates, directors, officers, suppliers, debtors or any other significant or material relationships with Phoenix and Ben Traub has agreed to transfer the HHPN Option Agreement to Phoenix conditionally, in that, if there are material deficiencies in the information that was supplied to him by the former board or Phoenix ("Deficiencies") and those Deficiencies result in the reduction of value of his ownership in Phoenix then Cyclone has the right, at its discretion, to either cancel this Agreement or claim from the Company restricted shares to make up the difference in value enjoyed by Ben Traub ("Difference") that would have resulted had those
Deficiencies not existed.   A mediator or arbitrator, who shall be
mutually acceptable or appointed by the courts, shall first attempt to calculate any such Difference prior to the courts having to make that calculation. If the Agreement is cancelled, the Company alone shall be responsible to and agrees to return any monies received from investors who participate in private or public offerings made by the Company during the term of this Agreement. The Company hereby indemnifies Cyclone and Ben Traub from all liability arising out of such an action, or any claim whatsoever, related to this Agreement, including cost of defense.

     GOVERNING LAW AND DISPUTES: The parties hereto agree that any disagreement or dispute between them shall first be attempted to be remedied by mediation or arbitration. In the event that agreement cannot be reached on the appointment of an independent mediator or arbiter then the parties hereto agree to accept the appointment of a mediator or arbiter who shall be appointed, following application for such appointment by the court. If the dispute cannot be remedied by mediation or arbitration then this agreement shall be governed for all purposes by the laws of the province of British Columbia. For any disputes arising among the parties hereto, venue shall lie with the court of competent jurisdiction in Vancouver, British Columbia.

     ASSIGNMENT: This Assignment Agreement may be assigned by either party without the consent of the other parties.

     This Agreement supersedes all previous assignment agreements entered between Cyclone Financing Group, Inc. and Phoenix Resources Technologies, Inc.

     IN WITNESS WHEREOF, the parties hereto have agreed to and have caused this agreement to be executed effective as of the date first above written.






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Authorized Signatures:

SIGNED, SEALED & DELIVERED         )
By Authorized signatory of         )
CYCLONE FINANCING GROUP INC.       )
                                   )    __________________________
___________________________________)    Ben Traub
Witness

SIGNED, SEALED & DELIVERED         )
By Authorized signatory of         )
PHOENIX RESOURCES                  )              C/S
  TECHNOLOGIES INC.                )
                                   )
                                   )
                                   )    __________________________
___________________________________)    Director
Witness